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                                                                      EXHIBIT 21

                                   XICOR, INC.

                             LIST OF SUBSIDIARIES(1)

                                                                 STATE OR
                                                            OTHER JURISDICTION
     NAME                                                    OF INCORPORATION
     ----                                                    ----------------
Xicor GmbH                                                    Germany
Xicor Japan K.K.                                              Japan
Xicor Korea, Ltd.                                             Korea
Xicor Limited                                                 United Kingdom


(1)     All subsidiaries are wholly-owned.